EXHIBIT 99.1

GENIUS PRODUCTS, INC. ANNOUNCES DATE OF FIRST QUARTER
EARNINGS CONFERENCE CALL

SANTA MONICA, Calif. – May 9, 2008 -- Genius Products, Inc. announced today that it will host a conference call to discuss its results for the first quarter ended March 31, 2008, at 5:00 p.m. Eastern Time on Monday, May 12, 2008. The Company will issue a detailed earnings announcement prior to the conference call.

Investors are invited to listen to Genius Products' conference call by dialing 888-713-4214 and using the passcode 61327635.  International callers can dial 617-213-4866 and enter the same passcode.  There will also be a simultaneous webcast available at the Investor Relations portion of the Genius Products website at www.geniusproducts.com.  A replay of the call will be available until May 26th and can be accessed by dialing 888-286-8010 from the U.S., or 617-801-6888 for international callers, and using the passcode 94251518.  A replay webcast will also be available at the Investor Relations portion of the Genius Products website at www.geniusproducts.com.

About Genius Products

Genius Products, Inc. (OTCBB:GNPI), along with The Weinstein Company Holdings LLC, together owns Genius Products, LLC, a leading independent home-entertainment distribution company that produces, licenses and distributes a valuable library of motion pictures, television programming, family, lifestyle and trend entertainment on DVD and other emerging platforms through its expansive network of retailers throughout the U.S. Genius handles the distribution, marketing and sales for such brands as Animal Planet, Asia Extreme™, Discovery Kids, Dragon Dynasty™, Dimension Films™, Entertainment Rights group companies (Entertainment Rights, Classic Media and Big Idea), ESPN®, IFC®, RHI Entertainment™, Sesame Workshop®, TLC, The Weinstein Company® and WWE®. Genius Products, Inc. is the managing member of Genius Products, LLC, in which it holds a 30% equity interest.

Contacts

GNPI—Investor Relations
John Mills / Anne Rakunas, 310-954-1100